Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Advanced Environmental Recycling Technologies, Inc. Registration Statements on Form S-3 (No. 333-42555, No. 333-93763 and No. 333-147679) and Form S-8 (No. 333-120604) of our report dated March 10, 2016, relating to our audits of the financial statements of Advanced Environmental Recycling Technologies, Inc., which appear in this Annual Report on Form 10-K for the year ended December 31, 2015.

/s/ HoganTaylor LLP

Fayetteville, Arkansas

March 10, 2016